UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On October 30, 2015, First United Corporation and its bank subsidiary, First United Bank & Trust (collectively, “First United”), were notified by the Financial Industry Regulatory Authority (“FINRA”) that a FINRA arbitration panel had awarded $11.5 million in compensatory damages to First United in a proceeding that First United brought against FTN Financial Securities Corp. (“FTN”) and two of its representatives. First United alleged, among other things, that, in recommending and selling certain trust preferred securities to First United, FTN committed fraud, breached its fiduciary duty to First United, breached its contract with First United and violated rules concerning suitability and other regulatory standards. Pursuant to FINRA rules, the award is final and not appealable, although FTN may, in certain limited circumstances, seek to vacate the award in an appropriate court pursuant to the Federal Arbitration Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: November 2, 2015	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
President